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                                                                         EX-23.7

     We hereby consent to the references to the opinion of our firm under the captions "SUMMARY--Opinions of Financial Advisors," "BACKGROUND OF AND REASONS FOR THE MERGER"--Reasons for the Merger--Dreyfus; Recommendation of Dreyfus Board," and "--Opinions of Dreyfus Financial Advisors--Lazard Opinions" and to the inclusion of the opinion of our firm in the Prospectus/Joint Proxy Statement of Mellon Bank Corporation and The Dreyfus Corporation constituting a part of the Registration Statement on Form S-4 of Mellon Bank Corporation filed with the Securities and Exchange Commission. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

July 18, 1994


                                                         LAZARD FRERES & CO.